Promissory Note


$100,000                                                     Date:  May 8, 1997
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         The  undersigned,  for value received,  promises to pay to the order of
Mark Honigsfeld at 969 East End, Woodmere, New York, the sum of $100,000 payable in eight (8) quarterly installments of $12,500.00, the first installment due August 1, 1997, with interest at the rate of 10% per annum from the date hereof, payable quarterly commencing on August 1, 1997, on the principal remaining unpaid.

         This note evidences and indebtedness incurred under an Amended and Restated Loan Agreement (Revolving) dated April 30, 1997 between the undersigned, therein called the Borrower, and the payee, therein called the Lender, the terms and conditions (including, without limitation, terms relating to prepayment, default and acceleration) of which are incorporated into this note to the extent that such terms do not conflict with the terms of this note.

         Presentation and demand for payment, notice of dishonor, protest, and notice of protest and hereby waived.

                                                 Compu-DAWN, Inc.


                                                 By:/s/ Dong W. Lew, President
                                                 Dong W. Lew, President


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